Exhibit 99.1

NEWS RELEASE

VICTORY CAPITAL TO ACQUIRE HARVEST VOLATILITY MANAGEMENT

Further Diversifies Platform and Expands Solutions Capabilities

Cleveland, Ohio, September 24, 2018 – Victory Capital (NASDAQ:VCTR) (the “Company”) today announced that it has entered into a definitive purchase agreement to acquire Harvest Volatility Management, LLC (“Harvest”). Harvest, which had approximately $12 billion in assets under management (AUM) as of July 31, 2018, is a leader in derivative asset management, specializing in yield enhancement overlay, risk reduction, alternative beta and absolute return investment strategies. Based on AUM for both firms as of July 31, 2018, Victory Capital would on the closing of the transaction have approximately $75 billion in firmwide AUM. This includes approximately $16 billion, or 21% of total AUM, in its Solutions Platform strategies.

Harvest, which is based in New York City, was founded in 2008 by Chief Executive Officer and Portfolio Manager Richard L. Selvala, Jr. and Managing Partner and Chief Risk Officer Curtis F. Brockelman, Jr. Harvest has established a strong track record in managing strategies that enhance yield and reduce asset class risk exposures. Client demand for the firm’s strategies has been strong, resulting in meaningful growth in AUM since the firm’s inception. Harvest was recently named 2017 “Overlay Manager of the Year” by EQDerivatives.

Victory Capital’s integrated multi-boutique business model will enable Harvest to continue to employ its structured and disciplined investment process while remaining an independent brand. Harvest’s seasoned investment team will continue to leverage its proprietary technology platform, which supports its analytic, trading and risk management functions.

“Harvest offers a cutting-edge suite of strategies that are designed to provide investors with risk-managed sources of income, absolute return and varying levels of market exposure,” said David Brown, Chairman and Chief Executive Officer of Victory Capital. “The addition of Harvest as our 10th Investment Franchise aligns squarely with our stated acquisition strategy. The firm is a strong organic grower with highly specialized investment capabilities, which are outcome-oriented, highly customizable and address a specific need in client portfolios.”

“We are excited to become part of Victory Capital’s platform, with its substantial operational resources, highly complementary distribution network, and track record of supporting boutique investment firms,” said Mr. Selvala. “As always, our team will continue to seek to generate attractive risk-adjusted returns for our clients.”

Victory Capital and Harvest are both committed to employee ownership as a means to ensure alignment with current and future clients. Following the acquisition, Harvest’s senior management will be meaningful equity investors in Victory Capital. They also will continue to be significant investors in the strategies that they manage.

Mr. Brockelman added, “Harvest and Victory Capital share a strong entrepreneurial culture and commitment to technology and product innovation. We look forward to leveraging the Victory Capital team’s expertise and capabilities as we evaluate attractive opportunities and solutions for our clients.”

The transaction, which is expected to be accretive to earnings per share, will be financed through a combination of debt, equity and cash on the balance sheet, with the potential for an earn-out, payable to the sellers, over time if certain growth objectives are met. The acquisition is expected to close by the end of the first quarter of 2019, and is subject to regulatory and other customary approvals, conditions and consents, including approval by Harvest’s clients.

Investor Conference Call

Victory Capital will host a conference call and webcast at 10:00 a.m. Eastern Time today, September 24, 2018, to discuss this transaction. The call can be accessed via telephone at 866-465-5145 (domestic) or 409-220-9945 (international).  Please reference the Victory Capital Conference Call.

A recorded replay of the conference call will be available shortly after the conclusion of the live call and can be accessed through October 8, 2018 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), and entering the Conference ID Number 3198266.

The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of Victory Capital’s investor relations website at https://ir.vcm.com.

RBC Capital Markets and Barclays Capital lnc. served as financial advisors and Willkie Farr & Gallagher LLP acted as legal advisor to Victory Capital in this transaction. Seward & Kissel LLP acted as legal advisor to Harvest Volatility Management, LLC.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $63.2 billion in assets under management as of July 31, 2018.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which our investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs, UCITs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.

About Harvest Volatility Management

Founded in 2008, Harvest Volatility Management is one of the world’s leading derivative asset management firms with approximately $12 billion in assets under management as of July 31, 2018. Harvest is comprised of an expert team with many decades of experience advising on, structuring, and managing volatility and option related strategies. To learn more about the firm, please visit www.hvm.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

INVESTOR RELATIONS WEBSITE

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Investors:

Lauren Crawford, 310-622-8239

lcrawford@finprofiles.com

Media:

For Victory Capital:
Tricia Ross, 310-622-8226

tross@finprofiles.com

For Harvest:
Gasthalter & Co.

Jonathan Gasthalter/Kevin FitzGerald

(212) 257-4170